Exhibit 23.3
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
May 25, 2011
ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
Ladies and Gentlemen:
     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement for the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, of the DeGolyer and MacNaughton process review letter dated February 23, 2011, which appears in ConocoPhillips’ annual report on Form 10-K for the year ended December 31, 2010.

Submitted,
/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716